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                                                                Exhibit 99.23(e)

                             DISTRIBUTION AGREEMENT


     Agreement made this 1st day of May 1994, between Lord Abbett Series Fund, Inc., a diversified open-end management investment company incorporated under the laws of Maryland (the "Fund'), and Lord, Abbett & Co., a New York partnership (the "Distributor"), each with offices at the General Motors Building, 767 Fifth Avenue, New York, New York 10153-0203.

     WHEREAS, the Fund currently offers shares of its common stock ("Shares") in one Portfolio, designated as the Growth and Income Portfolio (the "Current Portfolio"), and the Fund may offer Shares of one or more additional Portfolios (each, an "Additional Portfolio", and, together with the Current Portfolio, the "Portfolios") in the future; and

     WHEREAS, the Fund's Shares are and may be used as the funding vehicle for certain variable annuity contracts and variable life insurance policies (collectively referred to herein as "Variable Contracts") offered by life insurance companies (each, a "Life Company", and, collectively, the "Life Companies") through separate accounts of such Life Companies; and

     WHEREAS, from time to time the Distributor may enter into Sales Agreements with Life Companies that have or will establish one or more separate accounts to offer Variable Contracts, pursuant to which the Fund's Shares will serve as the underlying funding vehicle for such Variable Contracts; and

     WHEREAS, the Fund has adopted a Distribution Plan (the "Plan") pursuant to
Section 12(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 12b-1 thereunder, pursuant to which the Fund may pay for certain Distribution Expenses (as defined in the Plan) incurred or paid by Life Companies;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. (a) The Fund proposes to issue and sell Shares of the Portfolios to separate accounts of Life Companies to the extent permitted by applicable law. The Fund hereby appoints the Distributor as its exclusive selling agent to sell the Shares, and the Distributor hereby accepts such appointment. The Shares will be distributed under such terms as are set by the Fund and will be sold to separate accounts of such Life Companies as may from time to time be approved by the Board of Directors.

          (b) In the event that the Fund proposes to sell Shares of one or more Additional Portfolios, it shall notify the Distributor in writing and the Fund and the Distributor shall enter into an Addendum to this Agreement for the Additional Portfolios and the Additional Portfolios shall be subject to this Agreement.

     2. The Distributor agrees that (i) all Shares sold by the Distributor shall be sold at the net asset value thereof determined as provided in the Fund's Articles of Incorporation, as the same may be amended from time to time and (ii) the Fund shall receive 100% of such net asset value. All orders for Shares sold to Life Companies by the Distributor shall be transmitted to the Fund for acceptance at its office in New York.

     3. All Fund sales literature and advertisements used by the Distributor in connection with sales of Shares shall be filed with the appropriate authorities, including the National Association of Securities Dealers, Inc., the states, jurisdictions, and or the Securities and Exchange Commission as may be required from time to time. The Fund authorizes the Distributor, in connection with the sale or arranging for the sale of Shares, to provide only such information and to make only such statements or representations which are not materially misleading or which are contained in the Fund's then-current Prospectus or statement of additional information or shareholder reports or in such financial and other statements which are furnished to the Distributor by the Fund. The Fund shall not be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or

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agents other than the information, statements and representations furnished by the Fund and described in the preceding sentence. The Distributor shall review all materials submitted to it by the Life Companies that describe the Fund, the Shares or the Distributor. The Distributor shall not be responsible for any information provided or statements or representations made by the Life Companies, representatives or agents of the Life Companies or any other persons or entities other than the Distributor's representatives or agents.

     4. (a) The Fund will pay or cause to be paid the fees, costs, expenses or other charges of any of its Portfolios as set forth in the Management Agreement between the Fund and Lord, Abbett & Co., as the same may be amended from tune to time.

          (b) The Distributor shall pay all of the costs and expenses incurred by it in connection with the offer and sale of the Shares of any Portfolio, provided, however, that Distribution Expenses payable by the Fund as provided in paragraph (c) hereof shall not be deemed to be costs and expenses incurred by the Distributor. If the Distributor pays for other expenses of the Fund or furnishes the Fund with services, the cost of which is to be borne by the Fund under this Agreement, the Distributor shall not be deemed to have waived its rights under this Agreement to have the Fund pay for such expenses or provide such services in the future.

          (c) The Fund may pay amounts of Distribution Expenses to the Distributor for remittance to a Life Company that has entered into a Sales Agreement with the Distributor, with respect to the Current Portfolio and with respect to each Additional Portfolio that may adopt the Plan, as the same may be amended from time to time. Any such Distribution Expenses shall be payable in accordance with, and subject to compliance by the Distributor and the Fund with the provisions of, the Plan. The Distributor shall remit as promptly as reasonably practicable all payments received from the Fund pursuant to the Plan to the respective Life Companies having incurred or paid such Distribution Expenses.

     5. Neither this Agreement nor any other transaction between the parties hereto pursuant to this Agreement shall be invalidated or in any way affected by the fact that any and all of the directors, officers, stockholders, or other representatives of the Fund are or may be interested in the Distributor, or any successor or assignee thereof, or that any or all of the directors, officers, partners, or other representatives of the Distributor are or may be interested in the Fund, except as otherwise may be provided in the Investment Company Act of 1940.

     6. The Distributor agrees that it will not sell for its own account to the Fund any stocks, bonds or other securities of any kind or character, except that if it shall own any of the Fund's Shares or other securities, it may sell them to the Fund on the same terms as any other shareholder might do.

     7. The Distributor agrees that it shall observe and be bound by all of the terms of the Articles of Incorporation of the Fund, including any amendments thereto, which shall in any way limit or restrict or prohibit or otherwise regulate any action of the Distributor.

     8. (a) This Agreement shall continue in force until January 30, 1995, and it may be continued annually thereafter by specific approval of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund; any such renewal shall be approved by the vote of a majority of the directors who are not parties to this Agreement and are not "interested persons" of the Fund and have no direct or indirect financial interest in the operation of this Agreement (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such renewal.

          (b) This Agreement, with respect to any Portfolio, may be terminated at any time without payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of that Portfolio on not more than 60 days' written notice to the Distributor.

          (c) This Agreement shall automatically terminate in the event of its assignment.

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          (d)  The terms "interested person", "assignment" and "vote of a majority of the outstanding voting securities" as used herein shall have the meanings given to them in the 1940 Act.

     9. Other than to abide by the provisions hereof and render the services called for hereunder in good faith, the Distributor assumes no responsibility under this Agreement and having so acted, the Distributor shall not be held liable or held accountable for any mistake of law or fact, or for any loss or damage arising or resulting therefrom suffered by the Fund or any of the stockholders, creditors, directors, or officers of the Fund; provided, however, that nothing herein shall be deemed to protect the Distributor against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers on the day and year first above written.


                                        LORD ABBETT SERIES FUND, INC.


                                        By: /s/ RONALD P. LYNCH
                                            -------------------
                                                 Chairman

Attest:  /s/ KENNETH B. CUTLER
         ---------------------
                  Secretary

                                        LORD, ABBETT & CO


                                        By: /s/ DANIEL E. CARPER
                                            --------------------
                                                  Partner

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                                   ADDENDUM TO
                             DISTRIBUTION AGREEMENT

          AGREEMENT made this 31st day of October, 1996 by and between LORD ABBETT SERIES FUND, INC. a Maryland Corporation (hereinafter called the "Fund"), and LORD ABBETT DISTRIBUTOR LLC, a New York limited liability company (hereinafter called the "Distributor") to serve as an addendum (the "Addendum") to the Distribution Agreement, dated May 1, 1994, between the Fund and the Distributor (the "Distribution Agreement").

          WHEREAS, the Fund and the Distributor entered into the Distribution Agreement primarily to cover shares of the Fund offered to life insurance companies as the funding vehicle for certain variable annuity contracts and variable life insurance policies (collectively referred to "Variable Contracts"); and

          WHEREAS, the Board of Directors has subsequently been authorized by Fund shareholders to allocate classes of the Fund's shares to series of the Fund, as described in the Fund's proxy material for a special meeting of shareholders held on December 21, 1994; and

          WHEREAS, the Fund desires to amend the Distribution Agreement to authorize the Distributor to find purchasers for its securities (which may be issued in various Series and in various classes of such Series) in a manner similar to the Distributor's current arrangements (not involving Variable Contracts) with other funds in the Lord Abbett family of funds.

          NOW, THEREFORE, in consideration of the mutual covenants and of other good

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and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

          1. The Fund hereby appoints the Distributor its exclusive selling agent for the sale of its shares of beneficial interest, of all Series and all classes thereof, and all other securities now or hereafter created or issued by the Fund (except (i) notes and other evidences of indebtedness issued for borrowed money and (ii) securities of the Fund covered by the Distribution Agreement with respect to Variable Contracts), pursuant to paragraph 2 of this Addendum, and the Fund agrees to issue its shares of beneficial interest or other securities, subject to the provisions of its Articles of Incorporation, to purchasers thereof and against payment of the consideration to be received by the Fund therefor. The Distributor may appoint one or more investment professionals, such as independent broker-dealers and the Distributor or any such broker-dealer may transmit orders to the Fund for acceptance at its office in New York. Such shares shall be registered in such name or names and amounts as the Distributor or any such broker-dealer may request from time to time, and all shares when so paid for and issued shall be fully paid and non-assessable.

          2. The Distributor will act as exclusive selling agent for the Fund in selling shares of beneficial interest of the Fund.

          The Distributor agrees to sell exclusively through investment professionals, such as independent broker-dealers and agrees to use its best efforts to find purchasers for shares of beneficial interest of the Fund to be offered; provided however, that the services of the Distributor under this Addendum are not deemed to be exclusive, and nothing in this Addendum shall prevent Distributor, or any officer, partner or employee thereof, from providing similar services to other investment companies and other clients or to engage in other activities.

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          The sales charge or premium, if any, relating to each Series and class of shares of beneficial interest of the Fund shall be determined by the Board of Directors of the Fund, but in no event shall the sales charge (front-end and/or asset-based) and service fees exceed the maximum rate permitted under Federal and state regulations and the rules of National Association of Securities Dealers, Inc., and the amount to be retained by the Fund on any sale of its shares shall in each case be the net asset value thereof (determined as provided in the Articles of Incorporation). If a front-end sales charge is imposed from the premium, the Fund agrees to pay the Distributor a sales commission. If appropriate, the Distributor may allow concessions from such sales commissions. In such event the amount of the payment hereunder by the Fund to the Distributor shall be the difference between the sales commission and any concessions which have been allowed in accordance herewith. If a front-end sales charge is imposed, the sales commission payable to the Distributor shall not exceed the front-end sales charge. If the Fund adopts a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940, the Fund and the Distributor may arrange for payment of a distribution fee to investment professionals, such as independent broker-dealers and/or payment to the Distributor for its distribution expenses, in whole or in part.

          Recognizing the need for providing an incentive to sell and providing necessary and continuing informational and investment services to shareholders of the Fund, the Fund or the Distributor (by agreement) may pay investment professionals, such as independent broker dealers periodic servicing and sales distribution fees based on percentages of average annual net asset value of shareholder accounts.

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          3.   Notwithstanding anything herein to the contrary, sales and distributions of shares of beneficial interest of the Fund's beneficial shares may be made upon the following special terms:

          (a) Capital gains distributions and income dividends on shares of the Fund may be reinvested by shareholders at net asset value without any sales commission.

          (b) Shares may be issued by the Fund at net asset value without any sales commission in connection with any permitted offers of exchange between investment companies having the same Distributor.

          (c) Shares may be issued by the Fund at net asset value without a sales commission or at a reduced sales commission or back-end sales charge and with, or without, a service fee as may from time to time be permitted by rules or orders of the Securities and Exchange Commission under the Investment Company Act of 1940 and the rules of National Association of Securities Dealers, Inc.

          4. The investment professionals, such as independent broker-dealers who sell the Fund's shares may also render other services to the Fund, such as executing purchases and sales of portfolio securities, providing statistical information, transfer and servicing agent services, and similar services. The receipt of compensation for such other services shall in no way reduce the amount of the sales commissions payable hereunder by the Fund to the Distributor or the amount of the commissions, concessions or fees allowed.

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          5.   The Distributor agrees to act as agent of the Fund in connection with the repurchase of shares of beneficial interest of the Fund, or in connection with permitted exchanges of shares between investment companies having the same Distributor, and the Fund agrees to advise the Distributor of the net asset value of its shares as frequently as may be mutually agreed, and to accept shares duly tendered to the Distributor. The net asset value shall be determined as provided in the Articles of Incorporation of the Fund.

          6. The Fund will pay all fees, costs, expenses and charges in connection with the issuance, federal registration, transfer, redemption and repurchase of its shares, including without limitation, all fees, costs, expenses and charges of transfer agents and registrars, all taxes and other Governmental charges, the costs of qualifying or continuing the qualifications of the Fund as broker-dealer, if required, and of registering the Fund's shares under the state blue sky laws, or similar laws of any jurisdiction (domestic or foreign), costs of preparation and mailing prospectuses to its shareholders, and any other cost, expense or charge not expressly assumed by the Distributor hereunder. The Fund will also furnish to the Distributor daily such information as may reasonably be requested by the Distributor in order that it may know all of the facts necessary to sell the Fund's shares.

          7. The Distributor agrees to pay the cost of all sales literature and other material which it may require or think desirable to use in connection with sale of such shares, including the cost of reproducing the offering prospectus furnished to it by the Fund. The Fund agrees to use its best efforts to qualify its shares for sale under the laws of such states of the United States and such other jurisdictions (domestic or foreign) as the Distributor may reasonably request.

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          If the Distributor pays for other expenses of the Fund or furnishes the Fund with services, the cost of which is to be borne by the Fund under this Addendum, the Distributor shall not be deemed to have waived its rights under this Addendum to have the Fund pay for such expenses or provide such services in the future.

          8. The Distributor agrees to use its best efforts to find purchasers for shares of each Series and class of such Series of the Fund issued and to make reasonable efforts to sell the same so long as in the judgment of the Distributor a substantial distribution can be obtained by reasonable efforts. The Distributor is not authorized to act otherwise than in accordance with applicable laws.

          9. Neither this Addendum nor any other transaction between the parties hereto pursuant to this Addendum shall be invalidated or in any way affected by the fact that any or all of the directors, officers, shareholders, or other representatives of the Fund are or may be interested in the Distributor, or any successor or assignee thereof, or that any or all of the directors, officers, partners, or other representatives of the Distributor are or may be interested in the Fund, except as otherwise may be provided in the Investment Company Act of 1940.

          10. The Distributor agrees that it will not sell for its own account to the Fund any stocks, bonds or other securities of any kind or character, except that if it shall own any of the Fund's shares or other securities, it may sell them to the Fund on the same terms as any other holder might do.

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          11.  Other than to abide by the provisions hereof and render the services called for hereunder in good faith, the Distributor assumes no responsibility under this Addendum and, having so acted, the Distributor shall not be held liable or held accountable for any mistake of law or fact, or for any loss or damage arising or resulting therefrom suffered by the Fund or any of the shareholders, creditors, directors, or officers of the Fund; provided, however, that nothing herein shall be deemed to protect the Distributor against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder.

          12. The Distributor agrees that it shall observe and be bound by all of the terms of the Articles of Incorporation of Fund, including any amendments thereto, of the Fund which shall in any way limit or restrict or prohibit or otherwise regulate any action of the Distributor.

          13. This Addendum shall continue in force until January 30, 1997 as part of the Distribution Agreement, and it is renewable annually as part of the Distribution Agreement thereafter by specific approval of the directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund; any such renewal shall be approved by the vote of a majority of the directors who are not parties to this Addendum or interested persons of the Distributor or of the Fund, cast in person at a meeting called for the purpose of voting on such renewal.

          This Addendum may be terminated without penalty at any time by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of a Series or class the Fund on 60 days' written notice with respect to such Series or class. This Plan shall automatically terminate in the event of its assignment. The terms "interested persons", "assignment"

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and "vote of a majority of the outstanding voting securities" shall have the same meaning as those terms are defined in the Investment Company Act of 1940.

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     IN WITNESS WHEREOF, the Fund has caused this Addendum to be executed by its duly authorized officers and its seal to be affixed thereto, and the Distributor has caused this Addendum to be executed by one of its partners all on the day and year first above written.

                                          LORD ABBETT SERIES FUND, INC.


                                          By: /s/ ROBERT S. DOW
                                              -----------------
                                                 Chairman of the Board


Attest:


/s/ THOMAS KONOP
Assistant Secretary


                                          LORD ABBETT DISTRIBUTORS LLC


                                          By: LORD, ABBETT & CO
                                              -----------------
                                              Managing Member

By:   /s/ KENNETH B. CUTLER
      ---------------------
       A Partner

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